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                                                                    EXHIBIT 21.1

                       Subsidiaries of Triumph Group, Inc.

Triumph Brands, Inc.

Triumph Group Acquisition Corp.

Triumph Group Acquisition Holdings, Inc.

The Triumph Group Operations, Inc.

The Triumph Group Operations Holdings, Inc.

ACR Industries, Inc.

Aerospace Technologies, Inc.

Advanced Materials Technologies, Inc.

Chem-Fab Corporation

CBA Acquisition LLC

Triumph Controls (Europe) SAS

MGP Holding SA

CBA Marine SA

Constructions Brevetees d'Alfortville SA

CBA Applicaciones SA

DG Industries, Inc.

DV Industries, Inc.

Frisby Aerospace, Inc.

HTD Aerospace, Inc.

Hydro-Mill Co.

Kilroy Steel, Inc.

Kilroy Structural Steel Co.


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Lee Aerospace, Inc.

Nu-Tech Industries, Inc.

Nu-Tech Brands, Inc.

Ralee Engineering Co.

Special Processes of Arizona, Inc.

Stolper-Fabralloy Company

Triumph Components - San Diego, Inc.

Triumph Controls, Inc.

Triumph Air Repair (Europe) Limited

Triumph Industrial Gas Turbine Services, Inc.

Triumph Metals Group Sales Co.

Triumph Precision, Inc.

Triumph Precision Castings Co.

Triumph/JDC Company

Triumph Thermal Processing Company

TriWestern Metals Co.

Triumph Group Foreign Sales Corporation